UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

CARRIAGE HOUSE EVENT CENTER, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-56423	82-4268982
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Tian’an Science Park, Tower 23, 20th Floor
Panyu District, Guangzhou, PRC	510006
(Address of principal executive offices)	(Zip Code)

+86 15016720830
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2025, the Board of Directors (the “Board”) of CARRIAGE HOUSE EVENT CENTER, INC., a Colorado for-profit corporation (the “Company”), approved and adopted amendments (the “Amendments”) to the Company's Bylaws (the “Bylaws”) by unanimous written consent, pursuant to authority granted under Section 7-108-202 of the Colorado Business Corporation Act and as provided in the Bylaws. The Amendments became effective immediately upon adoption by the Board. The Amendments clarify various corporate governance procedures, including provisions related to the calling and conduct of shareholder meetings, such as special meeting procedures and remote participation; the process for taking stockholder action by written consent with a majority threshold; waiver of notice requirements for Board meetings; specification of Board powers, revisions to officer roles and composition; and updates to procedures governing stock transfers and record date settings.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendments, a copy of which is filed with this Current Report on Form 8-K as Exhibits 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	First Amended and Restated Bylaws of CARRIAGE HOUSE EVENT CENTER,INC.
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE HOUSE EVENT CENTER, INC.

	By:	/s/ Lei He
Date: April 2, 2025	Name:	Lei He
	Title:	Chief Executive Officer